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                                                                    Exhibit 99.1

                                FREEMARKETS, INC.

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              [LOCATION OF MEETING]
              _____DAY, ________ ___, 2001 - __:__ AM (LOCAL TIME)



The undersigned stockholder of FreeMarkets, Inc. (the "Company") hereby appoints Glen T. Meakem and Joan S. Hooper, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned stockholder and vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held on ________, _________ ___, 2001, at __:____ a.m. (local time), at the ____________________, __________________, Pittsburgh, Pennsylvania
152___, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the approval of the issuance of shares of common stock described in Proposal 1 and "FOR" the granting to the board of directors of the discretionary authority described in Proposal 2. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


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[X] PLEASE MARK YOUR VOTES AS THIS.

PROPOSAL 1:           APPROVAL OF THE ISSUANCE OF UP TO 17,250,000 SHARES OF
                      FREEMARKETS COMMON STOCK PURSUANT TO AN AGREEMENT AND PLAN
                      OF REORGANIZATION BY AND AMONG FREEMARKETS, AXE
                      ACQUISITION CORPORATION, AND ADEXA, INC., UNDER WHICH AXE
                      ACQUISITION CORPORATION WILL MERGE WITH AND INTO ADEXA
                      AND ADEXA WILL BECOME A WHOLLY OWNED SUBSIDIARY OF
                      FREEMARKETS.

                      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                      FOR [ ]           AGAINST [ ]             ABSTAIN [ ]


PROPOSAL 2:           APPROVAL OF THE GRANT TO THE FREEMARKETS BOARD OF
                      DIRECTORS OF DISCRETIONARY AUTHORITY TO ADJOURN THE
                      SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL
                      OF THE SHARE ISSUANCE.

                      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                      FOR [ ]           AGAINST [ ]             ABSTAIN [ ]


In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

                                             Date:                        , 2001
                                             -----------------------------------


                                             Signature
                                             -----------------------------------


                                             Signature
                                             -----------------------------------
                                             (Please mark your vote, date and
                                             sign as your name appears above and
                                             return this Proxy in the enclosed
                                             envelope. If acting as executor,
                                             administrator, trustee, guardian,
                                             etc., you should so indicate when
                                             signing. If the signer is a
                                             corporation, please sign the full
                                             corporate name, and indicate title
                                             as duly authorized officer.)

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